Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 unitedrentals.com

United Rentals to Present at the Evercore ISI 14th Annual Industrial Conference

STAMFORD, Conn. – February 22, 2022 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Evercore ISI 14th Annual Industrial Conference on Monday, February 28, 2022. The conference will include a presentation by Matt Flannery, president and chief executive officer and Jessica Graziano, chief financial officer.

The presentation, which is scheduled to begin at 11:00 a.m. ET, will be available via the following link: https://wsw.com/webcast/evercore22/uri/2187600.

The presentation may also be accessed on www.unitedrentals.com, where it will be archived for thirty days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,288 rental locations in North America, 11 in Europe, 28 in Australia and 18 in New Zealand. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 20,400 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,300 classes of equipment for rent with a total original cost of $15.79 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com